Exhibit 99.77(Q)(a)(1)

Voya Variable Portfolios, Inc.

ARTICLES OF AMENDMENT

VOYA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to, and does hereby, amend its charter (the “Charter”) as currently in effect.

SECOND: The Classes of Shares for the following Series are hereby dissolved:

Name of Class	Shares Allocated

Voya Australia Index Portfolio – Adviser Class	100,000,000
Voya Emerging Markets Index Portfolio – Adviser Class	100,000,000
Voya Emerging Markets Index Portfolio – Class S2	100,000,000
Voya Russell Mid Cap Growth Index Portfolio – Adviser Class	100,000,000
Voya Small Company Portfolio – Class S2	100,000,000

THIRD: The Fifth provision of the Charter is hereby deleted and replaced in its entirety by the following:

5.	Authorized Capital

(i)	The Corporation has the authority to issue an aggregate of 16,900,000,000 shares of Capital Stock (hereinafter referred to as “Shares”);

(ii)	8,150,000,000 Shares have been and are hereby designated and classified into the following series (each a “series”) and classes of series (each a “class”):

Name of Series	Name of Class of Series	Number of Shares Allocated
Voya Australia Index Portfolio	Class I	100,000,000
Voya Emerging Markets Index Portfolio	Class I	100,000,000
	Class S	100,000,000
Voya Euro STOXX 50 Index Portfolio	Adviser Class	100,000,000
	Class I	200,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
Voya FTSE 100 Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
Voya Global Value Advantage Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	200,000,000
	Class S2	100,000,000
	Class T	100,000,000
Voya Hang Seng Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
Voya Index Plus LargeCap Portfolio	Adviser Class	100,000,000
	Class I	200,000,000
	Class S	100,000,000
	Class S2	100,000,000
Voya Index Plus MidCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
	Class S2	100,000,000
Voya Index Plus SmallCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
	Class S2	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
Voya International Index Portfolio	Adviser Class	250,000,000
	Class I	200,000,000
	Class S	100,000,000
	Class S2	100,000,000
Voya Japan TOPIX Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
Voya Russell Global Large Cap Index 75% Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
	Class S2	100,000,000
Voya Russell Large Cap Growth Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
Voya Russell Large Cap Index Portfolio	Adviser Class	100,000,000
	Class I	400,000,000
	Class S	100,000,000
	Class S2	100,000,000
Voya Russell Large Cap Value Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
Voya Russell Mid Cap Growth Index Portfolio	Class I	100,000,000
	Class S	100,000,000
	Class S2	100,000,000

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Name of Series	Name of Class of Series	Number of Shares Allocated
Voya Russell Mid Cap Index Portfolio	Adviser Class	100,000,000
	Class I	300,000,000
	Class S	100,000,000
	Class S2	100,000,000
Voya Russell Small Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
	Class S2	100,000,000
Voya Small Company Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
Voya U.S. Bond Index Portfolio	Adviser Class	100,000,000
	Class I	700,000,000
	Class S	100,000,000
	Class S2	100,000,000

(iii)	the par value of each Share of each series is $0.001 per share;

(iv)	the aggregate par value of all Shares is $16,900,000.

FOURTH: The amendment to the Charter herein set forth was duly approved by a majority of the entire Board of Directors of the Corporation and made pursuant to Section 2-603 of the Maryland General Corporation Law.

FIFTH: The amendment to the Charter herein set forth does not increase the authorized stock of the Corporation.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		Voya Variable Portfolios, Inc.

/s/ Huey P. Falgout, Jr.		/s/ Todd Modic
Name:	Huey P. Falgout, Jr.	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated:     June 26   , 2015

Return Address:

Voya Variable Portfolios, Inc.

7337 E Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

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CERTIFICATE

THE UNDERSIGNED, Senior Vice President of Voya Variable Portfolios, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles of Amendment are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President

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